Exhibit 99.1

Penn Virginia Reports First Quarter 2018 Results and Provides Operational Update

-- April 2018 estimated production averaged more than double the average production rate for 2017 --

--- Reaffirms 2018 production growth guidance of ~125% ---

--- Continued strong well results in Area 2 with longest lateral drilled to date ---

HOUSTON, May 8, 2018 (GLOBE NEWSWIRE) — Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ:PVAC) today announced its financial and operational results for the first quarter 2018.

Significant Operational and Financial Accomplishments

•	Produced approximately 1.5 million barrels of oil equivalent (“MMBOE”), or 16,145 barrels of oil equivalent per day (“BOEPD”) (78% oil), in the first quarter of 2018 – a 28% increase in total production and a 33% increase in oil production over the fourth quarter of 2017;

•	Posted strong well results in Area 2 – the two-well Southern Hunter-Amber pad had a 30-day initial production (“IP”) rate of 4,028 BOEPD (90% oil) and a previously announced 24-hour IP rate of 5,092 BOEPD. In addition, the Company recently recorded three preliminary 24-hour IP rates:

•	McCreary-Technik three-well pad – 5,425 BOEPD (81% oil);

•	Medina three-well pad – 5,208 BOEPD (63% oil); and

•	Schacherl-Effenberger two-well pad – 3,073 BOEPD (88% oil).

•	Completed the longest lateral to date – the McCreary-Technik 2H well, with a lateral length of greater than 9,100 feet and continued to increase operational efficiencies with feet drilled per day up by more than 40% and frac stages rising by more than 45% per day since deploying new service equipment in late 2017;

•	Recorded net income of $10.3 million, or $0.68 per diluted share, in the first quarter of 2018. Adjusted net income(1) was $22.3 million, or $1.48 per diluted share, in the first quarter of 2018;

•	Generated adjusted EBITDAX(2) of $50.5 million in the first quarter of 2018;

•	Realized cash operating margin per barrel of oil equivalent (“BOE”) (3) of $39.94 for the first quarter of 2018 with an aggregate realized price of $52.99 per BOE and adjusted total direct operating expenses per BOE of $13.05(4). All of the Company’s Eagle Ford oil production was sold at the Louisiana Light Sweet (“LLS”) pricing point yielding a realized oil price $0.36 per barrel higher than the comparable West Texas Intermediate (“WTI”) price; and

•	Closed the previously announced acquisition of Eagle Ford assets located primarily in Gonzales and Lavaca Counties, Texas, from Hunt Oil Company on March 1, 2018.

“We are extremely pleased with our results for the first quarter,” said John A. Brooks, President and Chief Executive Officer of Penn Virginia. “First quarter production exceeded the midpoint of guidance but more importantly, oil volumes increased by 33% over the fourth quarter of 2017 as our overall product mix is getting oilier. We completed and drilled our longest lateral to date, the McCreary-Technik 2H with a completed lateral length over 9,100 feet, as our operations team continued to improve operational efficiencies across both drilling and completions disciplines.”

Mr. Brooks added, “Recently, four pads in Area 2 were turned to sales which helped drive average estimated production for April to approximately 20,900 BOE per day, 30% higher than our first quarter production and more than double the average rate produced for 2017. Given the strong well results, the Company intends to evaluate allocating more capital to Area 2 relative to Area 1. With our success to date, we are confident in our ability to grow production by approximately 125% this year, spend within cash flow by the fourth quarter and reach our stated target leverage of 1.5x by year-end.”

First Quarter 2018 Operating Results

Total production in the first quarter of 2018 increased approximately 28% from the fourth quarter of 2017, to approximately 1.5 MMBOE, or 16,145 BOEPD (78% oil). Oil production grew 33% over fourth quarter of 2017 levels to 12,522 barrels of oil per day.

Penn Virginia drilled and turned to sales 13 gross (10 net) wells during the first quarter of 2018, all in the Eagle Ford.

The Company has turned to sales four pads in Area 2 in 2018, descriptions of which are set forth in the table below.

Pad Name	Working Interest	Production	Average Lateral Length-Feet
Southern Hunter - Amber - 2 wells	98%	24-hour IP – 5,092 BOEPD 30-day IP – 4,028 BOEPD	8,100
Schacherl - Effenberger - 2 wells	71%	24-hour IP – 3,073 BOEPD	6,050
McCreary - Technik - 3 wells	74%	24-hour IP – 5,425 BOEPD	8,080
Medina - 3 wells	100%	24-hour IP – 5,208 BOEPD	6,135

The table below shows the current status of Penn Virginia’s Eagle Ford pads that are either completing, waiting on completion, or drilling:

Pad Name	Working Interest	Status	Area 1/2
Nitro B-2 wells	100%	Drilling	2
Gonzo North-3 wells	80%	Drilling	1
Hawn Holt-2 wells	83%	Drilling	1
Snipe Hunter-3 wells	80%	Completing	1
Elk Hunter-3 wells	74%	Completing	1
Lott-3 wells	100%	Waiting on Completion	2
Buffalo Hunter-3 wells	80%	Waiting on Completion	1

As of May 1, 2018, the Company had 98,400 gross (83,800 net) core acres. Approximately 93% of Penn Virginia’s core acreage is held by production.

First Quarter 2018 Financial Results

Total direct operating expenses, which consist of lease operating expense (“LOE”), gathering, processing and transportation (“GPT”) expense, production and ad valorem taxes, and cash general and administrative (“G&A”) expense, were $19.6 million, or $13.52 per BOE, in the first quarter of 2018, as compared to $14.9 million, or $13.11 per BOE, in the fourth quarter of 2017. G&A expense for the first quarter of 2018 was $4.45 per BOE, which includes $1.6 million of non-cash share base compensation and $0.7 million associated with non-recurring items related to transaction costs for the Hunt acquisition and executive retirement costs. Adjusted G&A(5) which excludes those items was $2.90 per BOE. Adjusted total direct operating expenses per BOE(4), excluding the aforementioned non-recurring G&A items was $13.05 for the first quarter of 2018. For the first quarter of 2018, LOE was $5.02 per BOE, down almost 9% for the fourth quarter of 2017.

Net income for the first quarter of 2018 was $10.3 million, or $0.68 per diluted share, compared to net loss of $10.8 million, or $0.72 per diluted share, in the fourth quarter of 2017. Adjusted net income(1) was $22.3 million, or $1.48 per diluted share in the first quarter of 2018, versus $15.9 million, or $1.06 per diluted share in the fourth quarter of 2017.

Adjusted EBITDAX(2) was $50.5 million in the first quarter of 2018 and realized cash operating margin per BOE(3) for the first quarter of 2018 was $39.94 a 16% increase over fourth quarter 2017.

Hedging Update

Penn Virginia enters into oil hedges on a portion of its production to help mitigate commodity price risk.

The table below sets forth Penn Virginia’s current oil hedge positions:

	WTI - Oil Volumes (Barrels Per Day)	WTI-Average Swap Price ($/barrel)	LLS-Oil Volumes (Barrels Per Day)	LLS- Average Swap Price ($/barrel)	Percent of Oil Production Hedged (6)
Q2-Q4 2018	7,803	$53.33	2,500	$55.18	41%
2019	5,415	$52.75	2,500	$51.30	—
2020	5,000	$53.21	—	—	—

Balance Sheet and Liquidity

During the first quarter of 2018, the Company incurred $84.2 million of capital expenditures (excluding acquisitions), of which 96% was associated with drilling and completion activities.

As of March 31, 2018, Penn Virginia had $195.0 million outstanding on its credit facility and liquidity of $152 million. As of May 4, 2018, the Company had outstanding borrowings of $219.5 million on its credit facility and liquidity of $124 million.

The Company is committed to maintaining financial discipline and a strong balance sheet with a targeted net debt to adjusted EBITDAX ratio of 1.5x or below. Penn Virginia believes it will achieve its leverage target by the end of 2018 and spend within cash flow by the fourth quarter of 2018. As of March 31, 2018, the Company’s net debt to adjusted EBITDAX ratio was approximately 2.4x, pro forma for acquisitions.

2018 Capital Plans

Capital expenditures for 2018 are expected to total between $320 and $360 million, with 95% of capital being directed to drilling and completions in the Eagle Ford. The capital plan provides for drilling a total of approximately 55 to 60 gross wells (45 to 50 net). Penn Virginia plans to drill 33 to 35 gross wells (26 to 28 net) in Area 1 and to drill between 22 to 25 gross wells (19 to 22 net) in Area 2. In 2018, the Company expects to drill 22 wells which are classified as XRL. In support of the Company’s XRL program, 13 XRL units have been formalized with 26 XRL units in process. Penn Virginia plans to fund its 2018 capital plans with cash flow from operations and borrowings under its credit facility.

Guidance

The table below sets forth the Company’s operational and financial guidance for 2018:

	Previous		Current
Production (BOEPD)		% oil			% oil
Second Quarter			21,000 – 23,000		76%
Full Year		74%	22,000 – 25,000		75%
Realized Price Differentials
Oil (off WTI, per barrel)	$1.00 - $2.00		$0.00 - $1.00
Natural gas (off Henry Hub, per MMBtu)			$0.10 - $0.20
Direct Operating Expenses
Lease operating expense (per BOE)	$4.75 - $5.25		$4.50 - $5.00
GPT expense (per BOE)			$2.75 - $3.00
Ad valorem and production taxes (percent of product revenue)			5.5	% - 6.0%
Cash G&A expense (per BOE)	$2.25 - $2.75		$2.00 - $2.50
Capital Expenditures (millions)			$320 - $360

Revised guidance reflects higher anticipated realized oil price through lower oil price differentials, lower lease operating expenses per BOE and lower general and administrative expenses per BOE.

First Quarter 2018 Conference Call

A conference call and webcast discussing first quarter 2018 financial and operational results is scheduled for Wednesday, May 9, 2018 at 11:00 a.m. EDT. Prepared remarks will be followed by a question and answer period. Investors and analysts may participate via phone by dialing (877) 316-5288 (international: (734) 385-4977) five to 10 minutes before the scheduled start time, or via webcast by logging on to the Company’s website, www.pennvirginia.com, at least 15 minutes prior to the scheduled start time to download supporting materials and install any necessary audio software.

An on-demand replay of the webcast will also be available on the Company’s website beginning shortly after the webcast. The replay will also be available from May 9, 2018 through May 16, 2018 by dialing (855) 859-2056 (international (404) 537-3406) and entering the pass code 1997389.

About Penn Virginia Corporation

Penn Virginia Corporation is an independent oil and gas company engaged in the development and production of oil, NGLs and natural gas, with a primary focus in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com.

Cautionary Statements Regarding Reserves

The estimates and guidance presented in this release are based on assumptions of capital expenditure levels, prices for oil, natural gas and NGLs, current indications of supply and demand for oil, well results and operating costs. IP-24 and IP-30 production rates might not be indicative of production over longer periods in the life of the well. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, operational and regulatory risks and uncertainties and are subject to material revision. Actual results may differ materially from estimates and guidance.

Forward-Looking Statements

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We use words such as “guidance,” “projects,” “estimates,” “expects,” “continues,” “intends,” “plans,” “believes,” “forecasts,” “future,” and variations of such words or similar expressions in this press release to identify forward-looking statements. Because such statements include assumptions, risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: risks related to the recently completed Hunt and Devon acquisitions, including the Company’s ability to realize their expected benefits; our ability to satisfy our short-term and long-term liquidity needs, including our ability to generate sufficient cash flows from operations or to obtain adequate financing to fund our capital expenditures and meet working capital needs; negative events or publicity adversely affecting our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; plans, objectives, expectations and intentions contained in this press release that are not historical; our ability to execute our business plan in volatile and depressed commodity price environments; any decline in and volatility of commodity prices for oil, NGLs, and natural gas; our anticipated production and development results; our ability to develop, explore for, acquire and replace oil and natural gas reserves and sustain production; our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; any impairments, write-downs or write-offs of our reserves or assets; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, supplies and services at reasonable costs; our ability to obtain adequate pipeline transportation capacity for our oil and gas production at reasonable cost and to sell the production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and natural gas reserves; drilling and operating risks; concentration of assets; our ability to compete effectively against other oil and gas companies; leasehold terms expiring before production can be established and our ability to replace expired leases; costs or results of any strategic initiatives; environmental obligations, results of new drilling activities, locations and methods, costs and liabilities that are not covered by an effective indemnity or insurance; the timing of receipt of necessary regulatory permits; the effect of commodity and financial derivative arrangements, and counterparty risk related to the ability of parties to these arrangements to meet their future obligations; the occurrence of unusual weather or operating conditions, including force majeure events and hurricanes; our ability to retain or attract senior management and key employees; compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; physical, electronic and cybersecurity breaches; litigation that impacts us, our assets or our midstream service providers; uncertainties relating to general domestic and international economic and political conditions; and other risks set forth in our filings with the SEC. Additional information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The statements in this release speak only as of the date of this release. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Contact

Steve Hartman

Chief Financial Officer

Phone: (713) 722-6529

E-Mail: invest@pennvirginia.com

(1)	Adjusted net income is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(2)	Adjusted EBITDAX is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(3)	Realized cash operating margin per BOE is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(4)	Adjusted total direct operating expenses per BOE is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(5)	Adjusted G&A is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(6)	Assumes mid-point of implied oil production guidance.

PENN VIRGINIA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

and SELECTED OPERATING STATISTICS- unaudited

(in thousands, except per share, production and price data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Revenues
Crude oil	$71,258	$48,499	$30,073
Natural gas liquids (NGLs) [1]	2,946	3,328	2,302
Natural gas	2,790	2,317	2,343

Total product revenues	76,994	54,144	34,718
Gain on sales of assets, net	75	24	65
Other, net	142	159	203

Total revenues	77,211	54,327	34,986
Operating expenses
Lease operating	7,296	6,244	4,916
Gathering, processing and transportation [1]	3,359	3,229	2,551
Production and ad valorem taxes	4,092	3,048	1,979
General and administrative	4,895	2,358	3,261

Total direct operating expenses	19,642	14,879	12,707
Share-based compensation - equity classified awards	1,576	1,102	846
Depreciation, depletion and amortization	22,081	17,104	9,810

Total operating expenses	43,299	33,085	23,363

Operating income (loss)	33,912	21,242	11,623
Other income (expense)
Interest expense, net	(4,601)	(3,378)	(538)
Derivatives	(18,795)	(33,621)	17,016
Other	(58)	13	(20)

Income (loss) before income taxes	10,458	(15,744)	28,081
Income tax expense	(163)	4,943	—

Net income (loss)	$10,295	$(10,801)	$28,081

Net income (loss) per share:
Basic	$0.68	$(0.72)	$1.87
Diluted	$0.68	$(0.72)	$1.86
Weighted average shares outstanding:
Basic	15,042	15,006	14,992
Diluted	15,081	15,006	15,126

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Production
Crude oil (MBbls)	1,127	845	608
NGLs (MBbls)	164	148	119
Natural gas (MMcf)	971	855	765
Total (MBOE)	1,453	1,135	855
Average daily production (BOEPD)	16,145	12,340	9,495
Prices
Crude oil ($ per Bbl)	$63.23	$57.42	$49.47
NGLs ($ per Bbl) [1]	$17.94	$22.47	$19.34
Natural gas ($ per Mcf)	$2.87	$2.71	$3.06
Aggregate ($ per BOE)	$52.99	$47.69	$40.63
Prices - Adjusted for derivative settlements
Crude oil ($ per Bbl)	$56.51	$55.24	$46.19
NGLs ($ per Bbl) [1]	$17.94	$22.47	$19.34
Natural gas ($ per Mcf)	$2.87	$2.71	$3.06
Aggregate ($ per BOE)	$47.77	$46.07	$38.30

[1]	NGL revenues for the three months ended March 31, 2018 are presented net of processing costs. Such costs are inlcuded in Gathering, processing and transportation expense in the periods ended in 2017.

PENN VIRGINIA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS - unaudited

(in thousands)

	March 31,	December 31,
	2018	2017
Assets
Current assets	$70,032	$87,088
Net property and equipment	691,283	529,059
Other assets	8,085	13,450

Total assets	$769,400	$629,597

Liabilities and shareholders’ equity
Current liabilities	$133,954	$123,958
Other liabilities	21,416	18,733
Total long-term debt, net	383,766	265,267
Total shareholders’ equity	230,264	221,639

Total liabilities and shareholders’ equity	$769,400	$629,597

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Cash flows from operating activities
Net income (loss)	$10,295	$(10,801)	$28,081
Adjustments to reconcile net income (loss) to to net cash provided by operating activities:
Depreciation, depletion and amortization	22,081	17,104	9,810
Derivative contracts:
Net losses (gains)	18,795	33,621	(17,016)
Cash settlements, net	(7,576)	(1,841)	(1,992)
Deferred income tax expense (benefit)	163	(4,943)	—
Gain on sales of assets, net	(75)	(24)	(65)
Non-cash interest expense	796	760	188
Share-based compensation (equity-classified)	1,576	1,102	846
Other, net	13	2	18
Changes in operating assets and liabilities	(7,386)	(3,564)	(10,728)

Net cash provided by operating activities	38,682	31,416	9,142

Cash flows from investing activities
Acquisitions, net	(83,338)	(687)	—
Capital expenditures	(77,839)	(47,843)	(17,741)
Proceeds from sales of assets, net	1,551	869	—

Net cash used in investing activities	(159,626)	(47,661)	(17,741)

Cash flows from financing activities
Proceeds from credit facility borrowings	118,000	20,000	7,000
Repayment of credit facility borrowings	—	—	(2,000)
Debt issuance costs paid	(754)	(225)	—
Other, net	—	—	(30)

Net cash provided by financing activities	117,246	19,775	4,970

Net increase (decrease) in cash and cash equivalents	(3,698)	3,530	(3,629)
Cash and cash equivalents - beginning of period	11,017	7,487	6,761

Cash and cash equivalents - end of period	$7,319	$11,017	$3,132

PENN VIRGINIA CORPORATION

CERTAIN NON-GAAP FINANCIAL MEASURES - unaudited

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted net income”

Adjusted net income is a non-GAAP financial measure that represents net income (loss) adjusted to exclude the effects, net of income taxes, of non-cash changes in the fair value of derivatives, net gains and losses on the sales of assets, acquisition transaction costs, executive retirement costs and restructuring expenses. We believe that Non-GAAP adjusted net income and non-GAAP adjusted net income per share amounts provide meaningful supplemental information regarding our operational performance. This information facilitates management’s internal comparisons to the Company’s historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, the Company believes that our investors can benefit by evaluating both non-GAAP and GAAP results. Adjusted net income non-GAAP is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss).

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
	(in thousands, except per share amounts)
Net income (loss)	$10,295	$(10,801)	$28,081
Adjustments for derivatives:
Net losses (gains)	18,795	33,621	(17,016)
Cash settlements, net	(7,576)	(1,841)	(1,992)
Gain on sales of assets, net	(75)	(24)	(65)
Acquisition transaction costs	431	(165)	—
Executive retirement costs	250	—	—
Restructuring expenses	—	—	(20)
Impact of adjustment on income taxes	163	(4,943)	—

Adjusted net income	$22,283	$15,847	$8,988

Net income (loss), per diluted share	$0.68	$(0.72)	$1.86

Adjusted net income, per diluted share	$1.48	$1.06	$0.59

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX”

Adjusted EBITDAX represents net income (loss) before interest expense, income tax expense (benefit), depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition transaction costs, executive retirement costs and restructuring expenses. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, and investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Penn Virginia may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Penn Virginia’s results as reported under GAAP.

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
	(in thousands)
Net income (loss)	$10,295	$(10,801)	$28,081
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense, net	4,601	3,378	538
Income tax expense (benefit)	163	(4,943)	—
Depreciation, depletion and amortization	22,081	17,104	9,810
Share-based compensation expense (equity-classified)	1,576	1,102	846
Gain on sales of assets, net	(75)	(24)	(65)
Adjustments for derivatives:
Net losses (gains)	18,795	33,621	(17,016)
Cash settlements, net	(7,576)	(1,841)	(1,992)
Adjustment for special items:
Acquisition transaction costs	431	(165)	—
Executive retirement costs	250	—	—
Restructuring expenses	—	—	(20)

Adjusted EBITDAX	$50,541	$37,431	$20,182

Reconciliation of GAAP “General administrative expenses” to Non-GAAP “Adjusted cash-based general and administrative expenses”

Adjusted cash-based general and administrative expense (“Adjusted G&A”) is a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash share-based compensation expense. We believe that the non-GAAP measure of Adjusted G&A is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period.

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
	(in thousands, except per unit amounts)
General and administrative expenses - direct	$4,895	$2,358	$3,261
Share-based compensation - equity-classified awards	1,576	1,102	846

GAAP General and administrative expenses	6,471	3,460	4,107
Less: Share-based compensation - equity-classified awards	(1,576)	(1,102)	(846)
Significant special charges:
Acquisition transaction costs	(431)	165	—
Executive retirement costs	(250)	—	—
Restructuring expenses	—	—	20

Adjusted cash-based general and administrative expenses	$4,214	$2,523	$3,281

GAAP General and administrative expenses per BOE	$4.45	$3.05	$4.81

Adjusted cash-based general and administrative expenses per BOE	$2.90	$2.22	$3.84

Reconciliation of GAAP “Income (loss) before income taxes” to Non-GAAP “Realized cash operating margin and cash operating margin per BOE”

Realized cash operating margin and realized cash operating margin per BOE are a supplemental non-GAAP financial measure that excludes certain non-recurring expenses, certain non-operating items and non-cash expenses. We believe that the non-GAAP measure of Realized cash operating margin per BOEis useful to investors because it provides readers with a meaningful measure of our operating profitability and provides for greater comparability period-over-period.

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
	(in thousands, except per unit amounts)
Income (loss) before income taxes	$10,458	$(15,744)	$28,081
Plus:
Interest expense, net	4,601	3,378	538
Derivatives	18,795	33,621	(17,016)
Other	58	(13)	20
Share-based compensation - equity classified awards	1,576	1,102	846
Acquisition transaction costs	431	(165)	—
Executive retirement costs	250	—	—
Restructuring expenses	—	—	(20)
Depreciation, depletion and amortization	22,081	17,104	9,810
Less:
Gain on sales of assets, net	(75)	(24)	(65)
Other, net	(142)	(159)	(203)

Non-GAAP Realized cash operating margin	$58,033	$39,100	$21,991

Non-GAAP Realized cash operating margin per BOE	$39.94	$34.44	$25.73

Reconciliation of GAAP “Operating expenses” to Non-GAAP “Adjusted total direct operating expenses and Adjusted total direct operating exepnses per BOE”

Adjusted total direct operating expenses and adjusted total direct operating expenses per BOE are a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash expenses. We believe that the non-GAAP measure of Adjusted total direct operating expense per BOEis useful to investors because it provides readers with a meaningful measure of our cost profile and provides for greater comparability period-over-period.

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
	(in thousands, except per unit amounts)
Total operating expenses	$43,299	$33,085	$23,363
Less:
Share-based compensation - equity-classified awards	(1,576)	(1,102)	(846)
Depreciation, depletion and amortization	(22,081)	(17,104)	(9,810)
Significant special charges:
Acquisition transaction costs	(431)	165	—
Executive retirement costs	(250)	—	—
Restructuring expenses	—	—	20

Non-GAAP Adjusted total direct operating expenses	$18,961	$15,044	$12,727

Non-GAAP Adjusted total direct operating expenses per BOE	$13.05	$13.25	$14.89